Exhibit 10.2

Contract of Employment

The limited liability company Sirona Dental GmbH, Wasserfeldstr. 30, A-5020 Salzburg, Austria – hereinafter referred to as Company -

and

Mr.

Walter Petersohn

Auf der Au 17

D-64625 Bensheim

have entered into the following contract of employment:

Beginning of employment relationship, job title, classification, place of employment, employee retirement fund

1.	Mr. Peterson is employed by the Company as General Sales Manager; the employment relationship commences on 1 October 2007. He shall diligently perform all tasks and responsibilities assigned to him within the framework of his job description, taking into account the overall interests of the Company. The usual place of employment shall be Salzburg, Austria. The Company shall be entitled to transfer Mr. Petersohn temporarily or permanently to another place of employment (also abroad) against remuneration of reasonable additional expenses.

2.	Mr. Petersohn expressly states that he has 18 years of prior employment. According to the collective agreement for employees in the wholesale and retail sector in Austria, he is therefore classified as follows:

Salary scale: general wholesale and retail Salary area: B

Occupational group: 6      in the 18th year of employment

3.	The Company shall be entitled to change the job title/job description of Mr. Petersohn unilaterally, i.e. to extend or restrict it, if necessitated by business requirements, taking into account the employee’s qualification.

4.	Mr. Petersohn will be notified in time before the beginning of his employment relationship about the employee retirement fund to which the Company pays contributions.

Working hours

1.	The regular weekly working time shall be 40 hours. The distribution of the working hours among the working days shall be mutually agreed between the Company and Mr. Petersohn.

2.	It is expressly agreed that any additional work (additional working hours and overtime), which Mr. Petersohn expressly undertakes to perform if necessitated by business requirements, shall be deemed to be remunerated with the portion of the salary exceeding the collective agreement, irrespective of whether the work is performed on weekends, Saturdays, Sundays or holidays or if business trips are involved.

Salary

1.	The parties agree a gross monthly salary of € 9.857,14. Bonus payments granted according to the provisions of the Austrian collective agreement for employees in the wholesale and retail trade

1.	Vacation allowance / 13th monthly salary

2.	Christmas allowance / 14th monthly salary

shall be paid in June and, respectively, November of each calendar year. The gross annual salary thus amounts to € 138.000.—.

2.	In addition, Mr. Petersohn shall receive a variable payment, currently according to EVA as amended from time to time, the gross base amount of which is € 77,000.— (100%).

3.	The portion of the salary that exceeds the collective agreement can be offset against any future increases of the minimum or actual salaries set forth in the collective agreement.

Vacation

Mr. Petersohn shall be entitled to 36 working days (six weeks) of vacation per calendar year.

Travel expenses

Travel expenses shall be regulated by the applicable legislation and provisions of the collective agreement. The Company shall reserve the right to issue a binding Travel Expense Regulation.

Notice of termination

1.	The employment relationship may be terminated by both parties with a notice period of 15 months, with the notice of termination to be submitted by the last day of a calendar quarter.

Provided that salary payments are continued and any existing leave entitlements are fulfilled, the Company shall be entitled to release the employee from his work duties after a notice of termination.

2.	It is herewith agreed that Mr. Petersohn shall adhere to the same notice periods as the Company.

3.	The employment relationship shall end without further notice, when the employee reaches normal retirement age.

Secondary employment

1.	Mr. Petersohn is not permitted to engage in any secondary employment, on an employed or self-employed basis, without the Company’s express prior written approval. This includes any direct or indirect financial interest in other companies, holding a seat on the supervisory board of any company or any honorary positions in business or public life.

2.	For the duration of the employment relationship with the Company, Mr. Petersohn shall not make any publications, give any lectures or presentations or render any expert opinions concerning any company-related issues.

3.	For the duration of the employment relationship Mr. Petersohn is not be permitted to engage or participate in any activities, self-employed or employed, for his own account or for account of a third party, with or without remuneration, that compete with the Company’s business.

Obligation of Confidentiality / Return of Company Property

1.	Mr. Petersohn undertakes to keep all data, business information and internal matters concerning the Company and its affiliated companies, customers, suppliers, business partners, employees and himself/herself strictly confidential for the duration of the employment relationship and after its termination. A breach of this obligation of secrecy is a reason for dismissal and entitles the Company to claim damages from the employee.

2.	Mr. Petersohn further undertakes to comply with the provisions of the Data Protection Act.

3.	Upon the Company’s request Mr. Petersohn shall return without delay all information materials, documents, objects, data carriers etc. owned by the Company, at the latest upon termination of the employment relationship without request. This also includes private records regarding the company, transcripts, copies, stored data etc.

Ethics Guideline / PC Guide

Mr Petersohn confirms receipt of the Ethics Guideline and PC Guide and undertakes to comply with all provisions contained therein.

Written Form Clause

Any changes and amendments to this contract shall be made in writing to become effective; this shall also apply to a waiver of this written form requirement.

Miscellaneous provisions

1.	The terms and conditions set forth in Annexes A and B to this contract shall form an integral part of this contract.

2.	The Company shall be notified without delay and request about any changes of the employee’s marital status or home address. Any messages sent by the company to Mr. Petersohn at the latest address specified shall be deemed to be duly received. In case of any longer absence (e.g. vacation or illness), Mr. Petersohn shall inform the Company about his/her contact address; irrespective of this provision, any messages sent by the Company to Mr. Petersohn’s place of residence shall be deemed to be received.

3.	In addition, the provisions of the collective agreement and the Austrian Employees Act, as amended from time to time, shall apply.

Salzburg, 10 September 2007

Sirona Dental GmbH

I agree with the above terms and conditions:

(signature)	(signature)	(signature)
J. Fischer	S. Blank	Date/Signature

13.9.2007

Enclosures:

PC-Guide

Ethics Guideline

Enclosures

Annex A

to Contract of Employment

made and entered into on 10 September 2007

between the limited liability company Sirona Dental GmbH - hereinafter referred to as Company -

and

Mr.

Walter Petersohn

Auf der Au 17

D-64625 Bensheim

In addition to the above-mentioned contract of employment, the parties herewith agree as follows:

Employee Retirement Fund

The Company shall pay contributions for Mr. Petersohn’s occupational pension to the Employee Retirement Fund (currently 1.53 % of the monthly gross salary).

Employment relationship

For the first three years of employment the Company waives the right to terminate Mr. Petersohn for operational reasons.

Miscellaneous provisions

1.	The Company assumes the costs for a visit of Mr. Petersohn and his family to view different apartments (company or rental car/max. 3 nights incl. breakfast at a hotel). The trip will be organized by Sirona’s travel agent. Mr. Peterson will agree a suitable date for the trip with HR management.

2.	The Company assumes the costs for preliminary accommodation at a hotel for a maximum of four weeks or (optionally) at a furnished apartment for a max. of three months. The booking of the accommodation must be agreed in advance with HR Management.

3.	The Company shall pay the estate agent’s fees incurred for the renting of an apartment. The renting of the apartment shall be handled by a real estate agent engaged by the Company.

4.	The Company shall pay the door-to-door transportation costs and ancillary expenses for the personal belongings of Mr. Petersohn and his family members who live in the same household and relocate with him. Ancillary expenses include costs for packing and unpacking and costs for adequate insurance of the goods moved. The transport shall be carried out by a forwarding agent to be specified by the Company.

5.	The Company shall assume the costs for a renovation of Mr. Petersohn’s current apartment, if agreed in the lease contract, or the costs for moving into a new apartment, if agreed in the lease contract. Corresponding evidence of the expenses incurred and cost estimates from three different suppliers shall be submitted to HR management.

6.	If the beginning of the lease contract for the new apartment and the earliest possible notice period for the old apartment overlap, the Company shall reimburse to Mr. Peterson the costs for the lower of the two rents for a maximum of three months.

If Mr. Petersohn has to pay a higher rent for his new apartment, which is comparable to the old apartment, the company shall pay a compensation for three years as follows:

1st year: full difference

2nd year:  2/3 of the difference

3rd year:  1/3 of the difference

No compensation will be paid from the fourth year of employment.

For the calculation of the compensation payment it is assumed that location and size of the new and old apartment are comparable. The old and new lease contract shall be submitted to HR management for the calculation of the compensation payment.

7.	The ancillary relocation expenses shall be compensated with a gross lumpsum payment of € 1,000.00. Ancillary relocation expenses may include e.g. a change from electric to gas stove. Any costs exceeding this limit shall be agreed with HR management in advance with submission of evidence of actual expenses incurred.

8.	For a duration of three months Mr. Petersohn shall be entitled to reimbursement of costs for weekly journeys home to his family. The trips must be booked via our travel agent; details must be agreed in advance with HR management.

9.	For the duration of max. 36 months, Mr. Petersohn shall be entitled to reimbursement of costs for visits to his children living in Switzerland up to a maximum amount of € 7,000.00 per year. Details must be agreed with HR management. Mr. Petersohn shall submit evidence of costs incurred to HR management for examination and, if applicable, tax-free payment.

10.	If required and after submission of corresponding evidence, the Company shall assume the costs for the first tax return in Austria to a maximum amount of € 1,000.00.

11.	In connection with the relocation and in addition to the above-mentioned payments and benefits, Mr. Petersohn shall receive a one-time gross bonus payment of € 25,000.-, if he changes his domicile and moves to the vicinity of his new place of employment by 1 October 2007. Mr. Petersohn shall submit his registration certificate to HR management as evidence.

12.	Mr. Petersohn undertakes to repay the following benefits:

a) Bonus (par. 11.): if the employment relationship is terminated before the expiry of a three-year-period after the contract has entered into force in Austria, the gross bonus amount shall be repaid on a pro rata basis. The amount to be repaid is reduced by  1/36 for every full month of employment.

b) Relocation expenses (par. 4): if the employment relationship is terminated before the expiry of a 12-month period after the contract has entered into force in Austria, the total relocation expenses have to be reimbursed.

This repayment obligation is waived, if the employment relationship is terminated by the company, if Mr. Petersohn leaves the company prematurely for justified reasons or in the event of unjustified dismissal.

Compensation payment

If Mr. Petersohn becomes liable to pay taxes in Austria, he shall be entitled to an annual gross supplementary grant in the amount of € 10,000.00 to compensate any individual, tax-related disadvantages related to his salary which are not reimbursed by the above provisions. This grant is paid in 14 monthly instalments for a maximum duration of 36 months. After this period the grant will be re-examined.

Salzburg, 10 September 2007

Sirona Dental GmbH

I agree with the above terms and conditions:

(signature)	(signature)	(signature)
J. Fischer	S. Blank	Date/Signature

13.9.2007

Annex B

to Contract of Employment

made and entered into on 10 September 2007

between the limited liability company Sirona Dental GmbH - hereinafter referred to as Company -

and

Mr.

Walter Petersohn

Auf der Au 17

D-64625 Bensheim

In addition to the above-mentioned contract of employment, the parties herewith agree as follows:

Preventive medical check-up

The Company shall pay a preventive medical check-up for Mr. Petersohn within the first three years of employment. Mr. Petersohn has to apply for this medicl check-up with the HR department.

Continued salary payment in the event of illness or death

In the event of inability to work because of illness, salary payments are continued for six weeks.

If the inability to work exceeds six weeks, Mr. Petersohn shall be entitled to

An additional grant to the sickness benefit for another 72 weeks, if he is covered by statutory health insurance. The grant shall correspond to the difference between the gross sickness benefit paid by the Company’s health insurance fund and the net salary, after deduction of taxes payable by him. Statutory deductions from the sickness benefit of the Company’s health insurance fund shall be paid by Mr. Petersohn.

The current gross salary for another 13 weeks and subsequently the above-mentioned additional grant for up to 50 weeks, if he is not covered by statutory health insurance.

In the event of Mr. Petersohn’s death, his wife shall be entitled to receive her husband’s salary for the month in which the death occurs and for six further months. Survivor’s pensions are offset against these payments.

Benefits in the event of service anniversaries

The agreed regulation shall continue to apply to Mr. Petersohn. These benefits shall be based on a (fictitious) affiliation to the company since 15 March 1995.

Any obligatory benefits in connection with service anniversaries to be paid by the companies in accordance with the collective agreement and applicable legislation shall be based on the date of entry into force of the employment contract in Austria.

Company car

The Company provides a company car to Mr. Petersohn. An order for a new company car must be agreed with HR management in advance.

If a new regulation is agreed, the terms and conditions of this new regulation must not be less favourable for Mr. Petersohn than the current guideline.

Salzburg, 10 September 2007

Sirona Dental GmbH

Accepted

(signature)	(signature)	(signature)
J. Fischer	S. Blank	Date/Walter Petersohn

13.9.2007

Sirona Dental GmbH Wasserfeldstr. 30 5020 Salzburg

Personal/confidential

Walter Petersohn

- Sirona -

Name:	Michael Elling	Ph: +43/662 2450 530	Your letter:
	Corporate Human Resources	Fax: +43/ 662 2450 540	Our ref: me-cb
		Email: michael.elling@sirona.at	Date: 15 Oct. 2008

Re:	Your salary, amendments/additions to your contract of employment

Dear Mr. Petersohn,

We are pleased to inform you that we have reviewed and raised your salary.

Beginning on 1 October 2008 you will receive an gross annual salary of

€ 152,000.—

In addition, your variable gross annual salary for 100% target implementation amounts to

€ 70,000.—.

We also confirm the following amendments and additions to your contract of employment of 13 September 2007:

The employment relationship may be terminated by the employer with a notice period of 15 months, with the notice of termination to be submitted by the last day of a calendar quarter. The employee may terminate the employment relationship with a notice period of 6 months, with the notice of termination to be submitted by the last day of a month. Provided that salary payments are continued and any existing leave entitlements are fulfilled, the Company shall be entitled to release the employee from his work duties after a notice of termination.

Mr. Petersohn undertakes not to work in the Company’s line of business for a period of twelve months after termination of the employment relationship, neither on an employed nor on a self-employed basis and neither in Austria nor abroad. This refers in particular to Germany, Switzerland, Italy and Austria and to the countries listed in Annex C to this contract.

This restriction shall not apply, if the Company has behaved culpably and has thus given Mr. Petersohn justified reason for leaving the Company prematurely or terminating the employment relationship, or if the Company terminates the employment relationship, unless Mr. Petersohn has behaved culpably and given the company justified reason.

For the duration of the restriction Mr. Petersohn shall continue to receive his current salary. If Mr. Petersohn engages in any other gainful work activity during this period, his income from this activity shall be offset against the compensation.

To confirm your agreement with the above provisions we ask you to sign and return this letter to the HR department. The provisions of Annex C to this letter shall form an integral part of your contract of employment of 13 September 2007. Unless otherwise expressly agreed herein, the contract of employment of 13 September 2007 shall remain in full force and effect.

We cordially thank you for your efforts in the past business year and look forward to a continued good cooperation with you.

Salzburg, 15 October 2008

With best regards,

Sirona Dental GmbH

Accepted:

(signature)	(signature)	(signature)
J. Fischer	M. Elling	Walter Petersohn

Date/Signature

5.11.2008

Annex C

to Contract of Employment

of 13 September 2007

made and entered into

by and between the limited liability company Sirona Dental GmbH - hereinafter referred to as Company -

and

Mr.

Walter Petersohn

The non-competition clause agreed in the amendments and additions to the contract of employment of 13 September 2007 include in particular the following companies (groups of companies):

- Danaher

- 3M

- Ivoclar Vivadent

- VITA

- DÜRR

- EMS

- Wieland Dental + Technik

- Heraeus

- Henry Schein

- Pluradent

- Cefla Gruppe

- Nobel Biocare

- Straumann

- Camlock

- Dentsply

- Patterson

- Planmeca Gruppe

- Nordwest Dental Gruppe

Salzburg, 15 October 2008

Sirona Dental GmbH

Accepted:

(signature)	(signature)	(signature)
J. Fischer	M. Elling	Date/Walter Petersohn

5.11.2008

Sirona Dental GmbH Wasserfeldstr. 30 5020 Salzburg

Personal/confidential

Walter Petersohn

- Sirona -

Name:	Michael Elling	Ph: +43/662 2450 530	Your letter:
	Corporate Human Resources	Fax: +43/662 2450 109 530	Our ref:	me-sp
		Email: michael.elling@sirona.at		Date: 21 Oct
2009

Re: Your salary

Dear Mr. Petersohn,

We are pleased to inform you that we have reviewed and raised your salary.

Beginning on 1 October 2009 you will receive a gross annual salary of

€ 235,000.--

It is composed as follows:

Fixed annual salary, gross:	€160,000.--

Variable salary, gross:	€75,000.--
(for 100% target implementation)

All the other provisions of your contract of employment shall remain unchanged.

We cordially thank you for your efforts in the past business year and look forward to a continued good cooperation with you.

Salzburg, 21 October 2009

With best regards,

Sirona Dental GmbH

(signature)	(signature	)
J. Fischer	M. Elling